                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
PrimaCis Health Information
  Technology, Inc.:


We consent to the use of our report on the financial statements of PrimaCis Health Information Technology, Inc. as of December 31, 1998 and for the year then ended included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Portland, Oregon
October 28, 1999